Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-07899

                       Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1) "Sage Capital" is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes owned as of October 31, 1997 of $850,000.

                   The date of this Prospectus
                 Supplement is November 5, 1997.